UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2026
Space Exploration Technologies Corp.
(Exact name of registrant as specified in its charter)

Texas	001-43344	01-0627671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Rocket Road Starbase, TX 78521 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (310) 363-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	SPCX	The Nasdaq Stock Market LLC
Class A common stock, par value $0.001 per share	SPCX	Nasdaq Texas, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by Space Exploration Technologies Corp. (the “Company”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language contained in such filing.
Updated Cash and Cash Equivalents Balance
On June 22, 2026, in connection with the proposed offering of the Notes (as defined below), the Company provided updated disclosure to prospective investors indicating that, as of June 19, 2026, it held approximately $100.8 billion in cash and cash equivalents. The Company’s cash and cash equivalents as of June 30, 2026 may be materially different, and as such, you should not place undue reliance on this updated information.
Item 8.01. Other Events.
Notes Offering
On June 22, 2026, the Company announced the commencement of an offering of senior unsecured notes (the “Notes”) to persons reasonably believed to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes will be unsecured obligations of the Company and will rank equally in right of payment with all existing and future unsubordinated indebtedness, liabilities and other obligations of the Company.
The timing of pricing and terms of the Notes are subject to market conditions and other factors. The Company intends to use the net proceeds from the Notes offering to repay the outstanding borrowings under its bridge loan facility in full, to pay related fees and expenses, and any remaining amount for general corporate purposes. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and shall not constitute an offer, solicitation or sale in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.
A copy of the press release announcing the commencement of the Notes offering is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Space Exploration Technologies Corp. Announcement of Inaugural Bond Issuance.
Forward-Looking Statements
This report on Form 8-K contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act regarding the proposed private offering of the Notes and the intended use of proceeds. Forward-looking statements involve risks, contingencies and uncertainties, which are difficult to predict and many of which are beyond our control. These risks, contingencies, and uncertainties and other important factors are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the prospectus contained in our Registration Statement on Form S-1, filed on May 20, 2026, as amended (No. 333-296070). The forward-looking statements in this report speak only as of the date of this report. We undertake no obligation to update these statements unless required by law, and we caution you not to place undue reliance on them.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Space Exploration Technologies Corp.

Date: June 22, 2026	By:	/s/ Bret Johnsen
Name: Bret Johnsen
Title: Chief Financial Officer